UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2006
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1415 W. 22nd Street, Oak Brook, Illinois 60523
(Address of principal executive offices) (Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Execution of a material definitive agreement
On December 29, 2006 Federal Signal Corporation agreed to sell three of its industrial tooling businesses to Kennametal, Inc., a leading global supplier of tooling, engineered components and advanced materials consumed in production processes.
The sale includes Manchester Tool Company, On Time Machining Company (OTM) and Clapp Dico Corporation, which are leading producers of durable and consumable industrial cutting tools in North American markets. The three Ohio-based companies together generate annual sales of approximately $40 million.
Federal Signal will continue to operate its industrial die and mold tooling businesses, Dayton Progress Corporation and PCS Company.
Federal Signal expects to receive proceeds from the sale, net of taxes, of about $60 million and expects to recognize a gain on the transaction. It is anticipated that this divestiture will be modestly dilutive based on 2006 earnings. The transaction is expected to close in late January or early February of 2007, subject to closing conditions.
A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
          (c) Exhibits
Federal Signal Corporation Press Release Dated January 3, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: January 3, 2007	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release Dated January 3, 2007